                                                                   EXHIBIT 23(g)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Option Plan for United TransNet Inc. and Corporate Express, Inc. Stock Option Plan for Courier Dispatch of our report dated February 19, 1996, except Note 9 for which the date is May 13, 1996, with respect to the consolidated financial statements of ASAP Software Express, Inc. included in Corporate Express, Inc.'s Current Report on Form 8-K/A dated June 19, 1996 filed with the Securities and Exchange Commission.

                                           /s/ ERNST & YOUNG LLP

Chicago, Illinois
November 14, 1996